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EXHIBIT 21

NATIONAL TECHNICAL SYSTEMS, INC.

LIST OF SUBSIDIARIES

         NTS, TECHNICAL SYSTEMS, A CALIFORNIA CORP.
(FORMERLY NATIONAL TECHNICAL SYSTEMS, A CALIFORNIA CORP.)

ACTON ENVIRONMENTAL TESTING CORPORATION, A MASSACHUSETTS CORP.

APPROVED ENGINEERING TESTING LABORATORIES, INC., A CALIFORNIA CORP.

ETCR INC., A CALIFORNIA CORP.

XXCAL, INC., A CALIFORNIA CORP.

XXCAL LIMITED, A UK CORP.

NATIONAL QUALITY ASSURANCE, INC., A MASSACHUSETTS CORP. (50% OWNED)
(FORMERLY NATIONAL QUALITY ASSURNACE—USA, INC., A MASSACHUSETTS CORP.)

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EXHIBIT 21 NATIONAL TECHNICAL SYSTEMS, INC. LIST OF SUBSIDIARIES